Exhibit 10.3

THIS NOTE AND THE SECURITIES THAT MAY BE ACQUIRED ALONG WIRTH THIS NOTE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

POWRtec International Corp.

SUBORDINATED PROMISSORY NOTE

(Non-Negotiable)

$25,000.00           July 9, 2010

           Cupertino, California

FOR VALUE RECEIVED, POWRtec International Corp., a Delaware corporation ("Maker") promises to pay to The Management AB ("Creditor"), at Campbell, California, or order, the principal sum of Twenty Five Thousand Dollars and No Cents ($25,000.00), together with simple interest from July 9, 2010 (the “Original Loan Date”) on the principal amount hereof outstanding from time to time at the rate of Sixty Percent (60%) per annum Simple. Interest computed on the basis of a 365-day year (0.1643835 percent per day) on the unpaid balance hereof shall accrue until paid. Principal and accrued interest shall be due and payable on January 9, 2011.

As additional consideration, POWRtec International Corp. shall issue Twelve Thousand Five Hundred (12,500) shares of its unregistered common stock to The Management AB. The shares will be issued as soon as practicable after receipt of funds.

Prepayment of principal, together with accrued interest, may be made, in whole or in part, at any time without penalty.

This Note is, and shall be, subordinate to all present and future borrowings of the Maker whether in the form of bank debt, lease financing or otherwise and Creditor has agreed to execute such subordination agreement or other documentation as may be required by any future lender or lessor.

In the event Maker fails to repay principal and interest on or before January 9, 2011. Maker will issue shares of its unregistered common stock at the rate of $0.50 per share in lieu thereof (65,000 shares if no cash payment has been made).

Principal and interest are payable in lawful money of the United States of America.

This Note shall be construed in accordance with the internal laws of the State of California.

POWRtec International Corp.

By:

Grant Jasmin, President

Agreed: The Management AB

By:  _________________________________

Anders Sagadin